                                                                      EXHIBIT 11

                     STIRLING COOKE BROWN HOLDINGS LIMITED

           STATEMENT OF COMPUTATION OF NET INCOME PER ORDINARY SHARE

 (Expressed in thousands of United States dollars, except share and per share data)

                                                                 AS OF OR FOR THE YEAR ENDED
                                                                          DECEMBER 31,
                                                          ------------------------------------------
                                                             1996            1997            1998
                                                          ----------      ----------      ----------
Net income.............................................   $    9,918      $   12,993      $   16,018
                                                          ==========      ==========      ==========

BASIC
Number of shares:
Weighted average number of Ordinary Shares out-
 standing..............................................    7,879,121       8,382,434       9,863,372
Weighted average treasury shares held..................      (67,227)       (143,396)        (49,271)
Shares issued in June 1997.............................      288,888         144,444              --
                                                          ----------      ----------      ----------
                                                           8,100,782       8,383,482       9,814,101
                                                          ==========      ==========      ==========
Net income per share...................................   $     1.22      $     1.55            1.63
                                                          ==========      ==========      ==========

DILUTED
Number of shares:
Weighted average number of Ordinary Shares out-
 standing..............................................    7,879,121       8,237,990       9,863,372
Weighted average treasury shares held..................      (67,227)       (143,396)        (49,271)
Shares issued in June 1997.............................      288,888         288,888
Incremental shares from assumed exercise of options....      205,828         131,991          26,058
                                                          ----------      ----------      ----------
                                                           8,306,610       8,515,473       9,840,159
                                                          ==========      ==========      ==========
Net income per share assuming dilution.................   $     1.19      $     1.53            1.63
                                                          ==========      ==========      ==========

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